DIGITAL REALTY TRUST, INC.
[DIRECTOR NAME]
[ADDRESS]

Re: Director Confidentiality Agreement

Dear [DIRECTOR]:

This Director Confidentiality Agreement (this “Agreement”) governs the disclosure of information by and between the Digital Group, defined below, and you. For good and valuable consideration, and in consideration for your membership with the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”), you and the Company agree as follows:
1.Confidentiality.
(a)    During the term of your service as director of the Company and for the duration set forth in Section 1(g) below, you shall be prohibited, directly or indirectly, from disseminating, otherwise disclosing, and/or using for any purpose, including, without limitation, for your personal benefit, any Confidential Information (as defined below), except (i) as may be required by law, (ii) in the proper performance of your service as a director or (iii) as authorized in writing by the Board. For the avoidance of doubt, nothing in this Agreement will prohibit, or be construed to prohibit, you from filing a charge with, reporting possible violations of federal law or regulation to, or participating, cooperating with or providing information (including trade secrets) in confidence to any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Commodity Futures Trading Commission, Congress, or any agency Inspector General, making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation, or from providing information (including trade secrets) to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding; provided, however, that you may not disclose information of the Digital Group that is protected by the attorney-client privilege, except as otherwise required by law.  You do not need the prior authorization of the Company to make any such reports or disclosures, and you are not required to notify the Company that you have made such reports or disclosures.
(b)    “Confidential Information” in whatever form (oral, written, electronic or otherwise) includes, but is not limited to: (i) all trade secrets or privileged records of the Company, Digital Realty Trust, L.P. (the “Operating Partnership”), or their respective subsidiaries or affiliates (collectively, the “Digital Group”); (ii) all information concerning the business of the Digital Group which is not intended to be disseminated (in whole or in part) to the public or other participants in the trades or businesses of the Digital Group, and/or which is otherwise not generally known to competitors; (iii) all information relating to the past, present or future business or affairs of the Digital Group, including customer and vendor information, development and acquisition activities, and proprietary information technology of the Digital Group which a reasonable person with knowledge of the industry in which the Digital Group operates would conclude is desirable for the Digital Group to maintain as confidential information; and (iv) all information provided to the Digital Group by third parties which information is subject to a duty by any member of the Digital Group to maintain as confidential.
(c)    Notwithstanding the foregoing, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of any unauthorized disclosure by you; (ii) was in your possession prior to your election to the Board free of any obligation of confidentiality; or (iii) is independently developed by you outside the scope of your service as a director without reliance in any way on the information provided by the Digital Group.
(d)    If you are required to disclose any Confidential Information by a court order or other specific governmental action, you may comply with such disclosure requirement, unless the Digital Group, at its own expense, is successful in having the effect of such requirement stayed pending an appeal or further review thereof, or revised, rescinded or otherwise nullified. In all events, you agree to notify the Company promptly if at any time a request or demand of any kind is made to you to disclose any Confidential Information. The Company shall have the right, at its cost, to intervene in any proceeding in which you are being asked to disclose any Confidential Information.
(e)    Upon termination of your service as a director of the Company, you will not receive or remove from the files or offices of the Digital Group any originals or copies of documents or other materials (physical, electronic or otherwise) of the Digital Group, and you will return any such documents or materials (physical, electronic or otherwise) otherwise in your possession. You further agree that, upon termination of your service as a director of the Company, you will maintain in strict confidence and not disclose the projects in which any member of the Digital Group is involved or contemplating.
(f)    At the Company or the Digital Group’s request, upon termination of your service as a director of the Company, you agree to turn over to the Company or the Digital Group all notes, data, disks, tapes, lists, reference items, memoranda, records and other materials in any way relating to any Confidential Information, and other documents which are in your possession or control belonging to the Company or any of its subsidiaries or relating to its business, unless such Confidential Information is subject to a pending litigation hold or is required by law to be retained by you.
(g)    The covenants of confidentiality set forth in this Agreement will continue and must be maintained from the date hereof until (i) with respect to trade secrets (as defined by applicable law), the time period following your resignation or removal as a director during which such trade secrets maintain their status as such under applicable law, and (ii) with respect to all other Confidential Information, a period of ten (10) years has elapsed following your resignation or removal as a director.
2.    Miscellaneous.

(a)    In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
(b)    No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
(c)    Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to Company shall be sent to Four Embarcadero Center, Suite 3200, San Francisco, CA 94111 to the attention of the Legal Department or to such other address as the Company may specify in writing.
(d)    This Agreement shall be governed by and construed in accordance with the laws of California (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of California (or, if appropriate, a federal court located within California), and each party consents to the jurisdiction of such a court. Each party to this Agreement hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
(e)    This Agreement supersedes all prior agreements, written or oral, between you and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the each party to this Agreement.
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Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this letter in the space provided below for your signature and returning it to Joshua A. Mills, General Counsel of the Company. Please retain one fully-executed original for your files.

Sincerely,

Digital Realty Trust, Inc.,
a Maryland corporation

By:
Name:
Title:

Accepted and Agreed,
this ____ day of ___________, 2017.

By:
[DIRECTOR NAME]